Exhibit 99.1

Exa Reports Fourth Quarter and Full Year Fiscal 2016 Financial Results

Fourth Quarter Revenue at high end of guidance range, Adjusted EBITDA above guidance range

Full Year Fiscal 2016 Revenue Increases 15% on a Constant Currency Basis

Burlington, Mass., March 10, 2016 – Exa® Corporation (NASDAQ: EXA), a leading innovator of simulation software for product engineering, today announced financial results for the fourth quarter and full year fiscal 2016, which ended January 31, 2016.

Revenue Summary

Fourth Quarter

	4Q16 (millions)	4Q15 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$18.3	$16.9	8%	13%
License Revenue	$14.3	$12.9	11%	16%
Project Revenue	$3.9	$4.0	0%	4%

Fiscal 2016

	FY16 (millions)	FY15 (millions)	Growth Rate	Constant Currency Growth Rate
Total Revenue	$65.4	$61.4	7%	15%
License Revenue	$53.5	$49.7	8%	16%
Project Revenue	$11.9	$11.7	2%	11%

“We delivered a strong finish to fiscal 2016 with fourth quarter revenue that was at the upper end of our expectations and adjusted EBITDA that exceeded the high end of our guidance range,” said Stephen Remondi, President and Chief Executive Officer of Exa. “Throughout fiscal 2016 we demonstrated improved execution highlighted by our solid top-line growth that was driven by 16% constant currency growth in license revenue. Equally important, we have also begun to demonstrate leverage in our operating model as we continue to realize the benefits of investments we have made in our business over the past few years. These targeted investments have enabled the company to improve our license revenue growth rate by 200 to 300 basis points each year over the past three years. Our track record of execution combined with our growing pipeline makes us confident that we can continue to deliver strong top-line growth and further operational improvements as our business continues to scale in fiscal 2017 and beyond.”

Fourth Quarter Fiscal 2016 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2016 was $18.3 million, an increase of 8% compared to $16.9 million in the comparable period in fiscal 2015. On a constant currency basis, total revenue increased 13% when compared with the corresponding period in fiscal 2015.

•	License revenue was $14.3 million for the fourth quarter of fiscal 2016, compared to $12.9 million in the comparable period in fiscal 2015, representing an increase of 11%, or 16% on a constant currency basis.

•	Project revenue was $3.9 million for the fourth quarter of fiscal 2016, compared to $4.0 million in the comparable period in fiscal 2015, representing a decrease of 0.4%, but an increase of 4% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(19) thousand in the fourth quarter of fiscal 2016, compared to a loss of $(0.2) million in the comparable period in fiscal 2015.

•	Non-GAAP operating income was $0.6 million in the fourth quarter of fiscal 2016, compared to income of $0.7 million in the comparable period in fiscal 2015.

•	Adjusted EBITDA was $1.5 million in the fourth quarter of fiscal 2016, compared to $1.4 million in the comparable period in fiscal 2015.

•	GAAP net loss was $(1.3) million in the fourth quarter of fiscal 2016, compared to a loss of $(1.1) million for the comparable period in fiscal 2015. GAAP net loss per share was $(0.09), based on 14.6 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(0.08) for the comparable period in fiscal 2015, based on 13.8 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(0.9) million, or $(0.06) per diluted share in the fourth quarter of fiscal 2016, compared to a loss of $(0.6) million, or $(0.04) per diluted share, in the comparable period in fiscal 2015.

Full Year Fiscal 2016 Financial Highlights

Revenue

•	Total revenue for the full year fiscal 2016, which ended January 31, 2016, was $65.4 million, an increase of 7% compared to $61.4 million in fiscal 2015. On a constant currency basis, total revenue increased 15% when compared with fiscal 2015.

•	License revenue was $53.5 million in fiscal 2016, compared to $49.7 million in fiscal 2015, an increase of 8%, or 16% on a constant currency basis.

•	Project revenue was $11.9 million in fiscal 2016, compared to $11.7 million in fiscal 2015, an increase of 2%, or 11% on a constant currency basis.

Profitability

•	GAAP loss from operations was $(2.7) million in fiscal 2016, compared to a loss of $(2.4) million in fiscal 2015.

•	Non-GAAP (loss) income from operations was $(0.1) million in fiscal 2016, compared to income of $0.1 million in fiscal 2015.

•	Adjusted EBITDA was $3.1 million in fiscal 2016, compared to $2.7 million in fiscal 2015.

•	GAAP net loss was $(4.8) million in fiscal 2016, compared to a loss of $(19.2) million in fiscal 2015. GAAP net loss per share was $(0.33), based on 14.5 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(1.39) in fiscal 2015, based on 13.7 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(3.1) million, or $(0.21) per diluted share in fiscal 2016, compared to a loss of $(17.5) million, or $(1.27) per diluted share, in fiscal 2015.

Balance Sheet

•	The company had $27.6 million in cash and cash equivalents as of January 31, 2016, compared to $23.2 million as of October 31, 2015.

Business Outlook

Based on information available as of today, Exa is providing first quarter and fiscal 2017 guidance as indicated below.

First Quarter Fiscal 2017:

•	Total revenue is expected to be in the range of $16.5 million to $17.0 million.

•	Adjusted EBITDA is expected to be in the range of $0.0 million to $0.5 million.

•	GAAP net loss is expected to be in the range of $(1.9) million to $(1.4) million.

•	Non-GAAP net loss is expected to be in the range of $(1.5) million to $(1.0) million.

•	Basic share count for the first quarter is estimated to be 14.6 million shares.

•	Diluted share count for the first quarter is estimated to be 14.9 million shares.

Full Year Fiscal 2017:

•	Total revenue is expected to be in the range of $72.5 million to $75.0 million.

•	Adjusted EBITDA is expected to be in the range of $4.0 million to $5.8 million.

•	GAAP net loss is expected to be in the range of $(5.4) million to $(3.6) million.

•	Non-GAAP net loss is expected to be in the range of $(3.1) million to $(1.3) million.

•	Basic share count for the full year is estimated to be 14.8 million shares.

•	Diluted share count for the full year is estimated to be 15.0 million shares.

The above guidance assumes an exchange rate of 1.10 US dollars per Euro and 118.0 Japanese yen per US dollar for fiscal year 2017.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP operating income (loss) and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s fourth quarter and full year fiscal 2016 financial results conference call
When:	Thursday, March 10, 2016
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 59971548, Domestic
(404) 537-3406, Passcode 59971548, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP operating income is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Delphi, Denso, Fiat Chrysler, Ford, Hino, Honda, Hyundai, Jaguar Land Rover, Kenworth, Komatsu, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2015, Form 10-Q for the quarter ended October 31, 2015 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	January 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$27,649	$21,785
Accounts receivable	32,072	27,462
Prepaid expenses and other current assets	3,707	3,098

Total current assets	63,428	52,345
Property and equipment, net	12,032	6,961
Intangible assets, net	2,044	2,395
Deferred tax assets	428	260
Restricted cash	352	525
Other assets	737	567

Total assets	$79,021	$63,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,462	$1,620
Accrued expenses	12,199	10,585
Current portion of deferred revenue	32,849	26,863
Current portion of capital lease obligations	2,823	2,390

Total current liabilities	51,333	41,458
Deferred revenue	4,484	38
Capital lease obligations	2,549	1,602
Deferred rent	2,490	472
Other long-term liabilities	678	592

Total liabilities	61,534	44,162

Commitments and contingencies

Stockholders’ equity :
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,663,621 and 13,874,744 shares issued, respectively; 14,631,119 and 13,842,242 shares outstanding, respectively	15	14
Additional paid-in capital	91,626	88,181
Accumulated deficit	(73,685)	(68,878)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(469)	(426)

Total stockholders’ equity	17,487	18,891

Total liabilities and stockholders’ equity	$79,021	$63,053

EXA CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Revenue:
License revenue	$14,314	$12,900	$53,499	$49,742
Project revenue	3,946	3,960	11,948	11,689

Total revenues	18,260	16,860	65,447	61,431

Operating expenses (1):
Cost of revenues	5,601	5,143	20,117	18,933
Sales and marketing	2,886	3,150	10,150	10,668
Research and development	5,875	5,841	24,140	21,809
General and administrative (2)	3,917	2,958	13,766	12,468

Total operating expenses	18,279	17,092	68,173	63,878

Loss from operations	(19)	(232)	(2,726)	(2,447)

Other (expense) income, net:
Foreign exchange (loss) gain	(150)	19	(322)	344
Interest expense	(57)	(77)	(236)	(342)
Interest income	4	3	12	12
Other income, net	1	—	7	7

Total other (expense) income, net	(202)	(55)	(539)	21

Loss before income taxes	(221)	(287)	(3,265)	(2,426)
Provision for income taxes	(1,070)	(861)	(1,542)	(16,731)

Net loss	$(1,291)	$(1,148)	$(4,807)	$(19,157)

Net loss per share:
Basic	$(0.09)	$(0.08)	$(0.33)	$(1.39)
Diluted	$(0.09)	$(0.08)	$(0.33)	$(1.39)
Weighted average shares outstanding used in computing net loss per share:
Basic	14,628,465	13,838,323	14,520,834	13,735,897
Diluted	14,628,465	13,838,323	14,520,834	13,735,897
Comprehensive loss:
Net loss	$(1,291)	$(1,148)	$(4,807)	$(19,157)
Foreign currency translation adjustments	(77)	(306)	(43)	(466)

Comprehensive loss	$(1,368)	$(1,454)	$(4,850)	$(19,623)

(1) Includes stock-based compensation expense as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
Cost of revenues	$48	$75	$234	$209
Sales and marketing	88	164	405	413
Research and development	195	318	886	865
General and administrative	179	270	751	743

Total	$510	$827	$2,276	$2,230

(2) Includes amortization expense related to intangible assets as follows:

	Three Months Ended January 31,		Year Ended January 31,
	2016	2015	2016	2015
General and administrative	$87	$87	$350	$350

EXA CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Year Ended January 31,
	2016	2015
Cash flows provided by operating activities:
Net loss	$(4,807)	$(19,157)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,520	2,917
Stock-based compensation expense	2,276	2,230
Deferred rent expense	576	(316)
Deferred income taxes	(73)	15,131
Net change in operating assets and liabilities:
Accounts receivable	(4,563)	(188)
Prepaid expenses and other current assets	(887)	(609)
Other assets	(170)	35
Accounts payable	1,408	(55)
Accrued expenses	2,158	355
Other liabilities	(20)	20
Deferred revenue	10,538	(3,436)

Net cash provided by (used in) operating activities	9,956	(3,073)

Cash flows used in investing activities:
Purchases of property and equipment	(2,250)	(768)
Change in restricted cash	173	—

Net cash used in investing activities	(2,077)	(768)

Cash flows used in financing activities:
Proceeds from stock option and warrant exercises	1,184	757
Payments of capital lease obligations	(2,966)	(2,764)

Net cash used in financing activities	(1,782)	(2,007)

Effect of exchange rate changes on cash and cash equivalents	(233)	(1,120)

Net increase (decrease) in cash and cash equivalents	5,864	(6,968)
Cash and cash equivalents, beginning of period	21,785	28,753

Cash and cash equivalents, end of period	$27,649	$21,785

Supplemental cash flow disclosures:
Cash paid for interest	$236	$342
Cash paid for income taxes	$1,483	$1,468
Supplemental disclosure of non-cash investing activities:
Acquisition of equipment through capital leases	$4,351	$1,700
Construction costs funded by landlord tenant improvement allowance	$1,051	$—
Increase (decrease) in unpaid purchases of property and equipment	$621	$(122)

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:
	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
Net loss	$(1,291)	$(1,148)	$(4,807)	$(19,157)
Add back:
Depreciation and amortization	1,033	760	3,520	2,917
Interest expense, net	53	74	224	330
Other income, net	(1)	—	(7)	(7)
Foreign exchange loss (gain)	150	(19)	322	(344)
Provision for income taxes	1,070	861	1,542	16,731

EBITDA	1,014	528	794	470
Stock-based compensation expense	510	827	2,276	2,230

Adjusted EBITDA	$1,524	$1,355	$3,070	$2,700

Non-GAAP operating income (loss):
	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
Operating loss	$(19)	$(232)	$(2,726)	$(2,447)
Add back:
Stock-based compensation expense	510	827	2,276	2,230
Amortization of acquired intangible assets	87	87	350	350

Non-GAAP operating income (loss)	$578	$682	$(100)	$133

Non-GAAP net loss:
	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
Net loss	$(1,291)	$(1,148)	$(4,807)	$(19,157)
Add back:
Stock-based compensation expense	510	827	2,276	2,230
Amortization of acquired intangible assets	87	87	350	350
Income tax effect (1)	(209)	(320)	(919)	(903)

Non-GAAP net loss	$(903)	$(554)	$(3,100)	$(17,480)

Non-GAAP net loss per diluted share:
	Three Months Ended		Year Ended
	January 31,		January 31,
	2016	2015	2016	2015
Net loss per diluted share (2)	$(0.09)	$(0.08)	$(0.33)	$(1.39)
Add back:
Stock-based compensation expense	0.03	0.06	0.16	0.16
Amortization of acquired intangible assets	0.01	0.01	0.02	0.03
Income tax effect (1)	(0.01)	(0.02)	(0.06)	(0.07)

Non-GAAP net loss per diluted share (2)(3):	$(0.06)	$(0.04)	$(0.21)	$(1.27)

(1) The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Share amounts utilized on a fully diluted basis were approximately 14.6 million and 13.8 million for the three months ended January 31, 2016 and 2015, respectively, and 14.5 million and 13.7 million for the twelve months ended January 31, 2016 and 2015, respectively.

(3) Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended April 30, 2016	Year Ended January 31, 2017
Net loss	$(1.9) - (1.4)	$(5.4) - (3.6)
Add back:
Depreciation and amortization	1.1	4.7
Interest expense, net	0.1	0.2
Provision for income taxes	0.1	1.3

EBITDA	(0.6) - (0.1)	0.8 - 2.6
Stock-based compensation expense	0.6	3.2

Adjusted EBITDA	$0.0 - 0.5	$4.0 - 5.8

Non-GAAP net loss:
(in millions)	Three Months Ended April 30, 2016	Year Ended January 31, 2017
Net loss	$(1.9) - (1.4)	$(5.4) - (3.6)
Add back:
Stock-based compensation expense	0.6	3.2
Amortization of acquired intangibles	0.1	0.3
Income tax effect (1)	(0.3)	(1.2)

Non-GAAP net loss	$(1.5) - (1.0)	$(3.1) - (1.3)

(1) Non-GAAP financial information is adjusted using a blended rate equivalent to our statutory United States federal tax rate and our estimated state tax rate. The tax effect is exclusive of any impact from valuation allowances established against our United States net deferred tax assets and other discrete items. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.